UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 13, 2018
_____________________________

El Paso Electric Company

(Exact name of registrant as specified in its charter)

Texas	001-14206	74-0607870

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas		79901

(Address of principal executive offices)		(Zip Code)

(915) 543-5711
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 13, 2018, El Paso Electric Company (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) of the Rio Grande Resources Trust II (the “Trust”), entered into a third amended and restated credit agreement (the “Agreement”) with MUFG Union Bank, N.A., as administrative agent (the “Administrative Agent”) and as syndication agent, various issuing banks party thereto and various lending banks party thereto. Under the terms of the Agreement, the Company has available a $350 million revolving credit facility (the "Facility"), with a $50 million subfacility for the issuance of letters of credit, for a term ending September 13, 2023 (the “Maturity Date”). The Company may increase the Facility by up to $50 million (to a total of up to $400 million) during the term of the Agreement, upon the satisfaction of certain conditions more fully set forth in the Agreement, including obtaining commitments from lenders or third party financial institutions. In addition, the Company may extend the Maturity Date up to two times, in each case for an additional one-year period, upon the satisfaction of certain conditions more fully set forth in the Agreement (each, a “Maturity Extension”), including requisite lender approval.

The Agreement provides that amounts borrowed under the Facility by the Company may be used for, among other things, working capital and general corporate purposes. Any amounts borrowed by the Trustee may be used, among other things, to finance the acquisition and cost to process nuclear fuel, which is accomplished through the Trust. Amounts borrowed by the Trustee are guaranteed by the Company. Revolving borrowings under the Facility bear interest, at the Company’s option, at either (a) the sum of Adjusted LIBOR (as defined in the Agreement), plus a margin ranging between 0.875% to 1.750%, depending on the credit rating of the Company, or (b) the sum of the Alternate Base Rate (as defined in the Agreement), plus a margin ranging between 0.0875% to 0.750%, depending on the Company’s credit rating. The Facility is unsecured. The Agreement requires compliance with certain covenants, including a total debt to capitalization ratio of 0.65 to 1.00.

In addition, the Agreement extended the term of the Company's existing $350 million second amended and restated revolving credit agreement dated January 14, 2014 (the “Previous Credit Agreement”) from January 14, 2020 to the Maturity Date.

The foregoing summary is qualified in its entirety by reference to the text of the Agreement, a copy of which is filed as an exhibit hereto and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the entry into the Agreement, the Previous Credit Agreement was terminated on September 13, 2018.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Agreement and the Facility in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1
Third Amended and Restated Credit Agreement, dated as of September 13, 2018, by and among El Paso Electric Company, The Bank of New York Mellon Trust Company, N.A., as trustee of the Rio Grande Resources Trust II, various issuing banks party thereto and various lending banks party thereto and MUFG Union Bank, N.A., as administrative agent and as syndication agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2018

EL PASO ELECTRIC COMPANY
(Registrant)

By:	/s/ Nathan T. Hirschi
Name:	Nathan T. Hirschi
Title:	Senior Vice President – Chief Financial Officer